Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On December 9, 2013, NPC Restaurant Holdings, LLC (“NPC” or the “Company”) completed the acquisition of 54 Wendy's restaurant units located in the Salt Lake City metropolitan area (the “Salt Lake City Acquisition Units”) from Wendy’s Old Fashioned Hamburgers of New York, Inc. (“WOFHNY”), an indirect wholly-owned subsidiary of The Wendy's Company (“Wendy's”). Additionally, on July 22, 2013 the Company completed the acquisition of 22 Wendy's restaurant units located in the Kansas City metropolitan area from WOFHNY, Inc (the “Kansas City Acquisition Units”). All of the restaurant units are currently owned and operated by the Company's wholly-owned subsidiary, NPC Quality Burgers, Inc. The collective acquisitions of the Salt Lake City Acquisition Units and Kansas City Acquisition Units are referred to as the “Acquisition Units” or “Wendy’s Restaurants”.
The following Unaudited Pro Forma Condensed Consolidated Financial Statements of NPC Restaurant Holdings, LLC have been developed by applying pro forma adjustments reflecting the acquisition of the Acquisition Units, herein referred to as the “Pro Forma Transactions”. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 24, 2013 gives effect to the acquisition of the Salt Lake City Acquisition Units as if it had occurred on September 24, 2013. The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of September 24, 2013 does not include adjustments reflecting the acquisition of the Kansas City Acquisition Units because these restaurant units are already reflected in the Company's unaudited Consolidated Balance Sheet dated September 24, 2013 filed with the SEC in the Company's Quarterly Report on Form 10-Q for the 39 weeks ended September 24, 2013. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the 39 weeks ended September 24, 2013 and for the 52 weeks ended December 25, 2012 give effect to the acquisition of the Acquisition Units as if they had occurred on December 28, 2011. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these Unaudited Pro Forma Condensed Consolidated Financial Statements.
The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared using the purchase method of accounting. Accordingly, the estimated cost of the Acquisition Units has been allocated to the assets acquired and liabilities assumed based upon the preliminary estimate of fair values as of September 24, 2013. The fair values of assets acquired for the Kansas City Acquisition Units are already reflected in the Company’s unaudited Consolidated Balance Sheet as of September 24, 2013 while the fair values of assets acquired for the Salt Lake City Acquisition Units are included as a Pro Forma adjustment. These estimates of fair market value are preliminary and are, therefore, subject to further refinement. The primary changes to the Company's condensed consolidated statements of income relating to the acquisition of the Acquisition Units includes an increase in the amortization and depreciation expense associated with the adjustments to franchise rights and facilities and equipment based upon the preliminary estimates of fair value and management’s estimate of the remaining useful lives of the subject assets; application of estimated royalty fees that are to be paid by NPC, a franchisee of Wendy’s International, LLC, f/k/a Wendy’s International, Inc., an indirect wholly-owned subsidiary of The Wendy’s Company; increases for rent expense on new leases and subleases on the Wendy’s Restaurants; and certain other contractual adjustments that the Company will recognize going forward in the operation of these Wendy’s Restaurants. Accordingly, as these amounts are estimates, actual amounts recognized by the Company for the operation of the Wendy’s Restaurants could ultimately differ materially from the amounts reflected in these statements.
The Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for informational purposes only. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent what our results of operations or financial condition would have been had the Pro Forma Transactions actually occurred on the dates indicated and they do not purport to project our results of operations or financial condition for any future period or as of any future date. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes of NPC in its Annual Report on Form 10-K for the fiscal year ended December 25, 2012 and its Quarterly Reports on Form 10-Q for the quarterly periods ended September 24, 2013 and September 25, 2012; the Statements of Assets Acquired and Liabilities Assumed of the Salt Lake City Acquisition Units as of September 29, 2013 and December 30, 2012 and the related Statements of Revenues and Direct Operating Expenses for the nine months ended September 29, 2013 and September 30, 2012 and the fiscal year ended December 30, 2012 and the notes related thereto; and the Statements of Assets Acquired and Liabilities Assumed of the Kansas City Acquisition Units as of June 30, 2013 and December 30, 2012 and the related Statements of Revenues and Direct Operating Expenses for the six months ended June 30, 2013 and July 1, 2012 and the fiscal year ended December 30, 2012 and the notes related thereto.

NPC RESTAURANT HOLDINGS, LLC
Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of September 24, 2013
(in thousands)

	NPC	Salt Lake City Acquisition Units	Pro Forma		Pro Forma
Assets	(Historical)	(Historical)	Adjustments		Combined
Current assets:
Cash and cash equivalents	$43,363	$80	$(23,311)	(1)	$20,132
Accounts receivable	6,597	—	—		6,597
Inventories	8,388	352	—		8,740
Prepaid expenses and other current assets	5,823	—	—		5,823
Deferred income taxes	14,978	—	—		14,978
Income taxes receivable	550	—	—		550
Total current assets	79,699	432	(23,311)		56,820
Facilities and equipment, net	155,552	7,848	681	(2)	164,081
Franchise rights, net	623,351	—	21,176	(2)	644,527
Goodwill	292,230	5,853	(5,205)	(2)	292,878
Other assets, net	45,912	—	75	(2)	45,987
Total assets	$1,196,744	$14,133	$(6,584)		$1,204,293
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,415	$—	$—		$28,415
Accrued liabilities	57,062	—	—		57,062
Accrued interest	4,944	—	—		4,944
Current portion of insurance reserves	10,652	—	—		10,652
Current portion of debt	1,563	—	—		1,563
Total current liabilities	102,636	—	—		102,636
Long-term debt	556,562	—	7,000	(3)	563,562
Other deferred items	44,327	549	—		44,876
Insurance reserves	17,066	—	—		17,066
Deferred income taxes	216,788	—	—		216,788
Total long-term liabilities	834,743	549	7,000		842,292
Member's equity:
Membership interests	—	—	—		—
Member's capital	259,365	—	—		259,365
Net assets acquired	—	13,584	(13,584)	(2)	—
Total members' equity	259,365	13,584	(13,584)		259,365
Total liabilities and members' equity	$1,196,744	$14,133	$(6,584)		$1,204,293

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Note: Kansas City Acquisition Units are included in actual NPC Historical results as of September 24, 2013; therefore, no pro forma adjustments are reflected in the above Unaudited Pro Forma Condensed Consolidated Balance Sheet.

NPC RESTAURANT HOLDINGS, LLC
Unaudited Pro Forma Condensed Consolidated Statements of Income
For the Thirty-nine Weeks Ended September 24, 2013
(in thousands)

	NPC	Acquisition Units	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

Net product sales	$763,422	$70,846	$1,781	(4)	$836,049
Fees and other income	38,310	—	—		38,310
Total sales	801,732	70,846	1,781		874,359
Costs and expenses:
Cost of sales	222,785	60,071	1,537	(4)	248,019
			(36,374)	(8)
Direct labor	218,812	—	20,600	(8)	239,412
Other restaurant operating expenses	242,567	3,682	78	(4)	266,187
			2,905	(5)
			2,779	(6)
			(1,598)	(7)
			15,774	(8)
General and administrative expenses	44,158	1,618	46	(4)	45,822
Corporate depreciation and amortization of intangibles	13,620	—	1,260	(7)	14,880
Other	742	3,295	—		4,037
Total costs and expenses	742,684	68,666	7,007		818,357
Operating income	59,048	2,180	(5,226)		56,002
Interest expense	30,720	—	168	(9)	30,888
Income before income taxes	28,328	2,180	(5,394)		25,114
Income tax expense (benefit)	4,434	—	(1,285)	(10)	3,149
Net income	$23,894	$2,180	$(4,109)		$21,965

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

NPC RESTAURANT HOLDINGS, LLC
Unaudited Pro Forma Condensed Consolidated Statements of Income
For the Fifty-two Weeks Ended December 25, 2012
(in thousands)

	NPC	Acquisition Units	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

Net product sales	$999,718	$103,465	$—		$1,103,183
Fees and other income	49,205	—	—		49,205
Total sales	1,048,923	103,465	—		1,152,388
Costs and expenses:
Cost of sales	288,706	88,955	(53,171)	(8)	324,490
Direct labor	290,639	—	30,683	(8)	321,322
Other restaurant operating expenses	315,664	5,449	4,139	(5)	349,273
			3,929	(6)
			(2,396)	(7)
			22,488	(8)
General and administrative expenses	57,741	2,455	—		60,196
Corporate depreciation and amortization of intangibles	17,796	—	1,772	(7)	19,568
Other	152	21	—		173
Total costs and expenses	970,698	96,880	7,444		1,075,022
Operating income	78,225	6,585	(7,444)		77,366
Interest expense	46,691	—	222	(9)	46,913
Loss on debt extinguishment	14,227	—	—		14,227
	17,307	6,585	(7,666)		16,226
Income tax expense (benefit)	2,287	—	(432)	(10)	1,855
Net income	$15,020	$6,585	$(7,234)		$14,371

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

(1)
Reflects the purchase price of the Salt Lake City Acquisition (not including working capital adjustments of $0.1 million), which was funded from cash on hand and advances from the Company’s $110.0 million revolving credit facility. The adjustments to cash were as follows (amounts in thousands):

Advance on the revolving credit facility	$7,000
Acquisition cost	(30,428)
Less: Acquisition Units working capital adjustments	117
Cash portion of purchase price	$(23,311)

(2)	Reflects the preliminary purchase price allocation to the assets of the Salt Lake City Acquisition Units as of the acquisition date.
NPC acquired the Salt Lake City Acquisition Units for a purchase price of $30.4 million. The allocation of the purchase price for acquisition requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price for the Salt Lake City Acquisition Units was allocated to tangible and intangible assets acquired and liabilities assumed based on their preliminary estimated fair values at the acquisition date. Such valuation requires significant estimates and assumptions. Management believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase price allocation for the Salt Lake City Acquisition Units are preliminary and are subject to change if additional information becomes available.
The following table summarizes the estimated fair values of net assets acquired for the Salt Lake City Acquisition Units (in thousands):

Plant, property and equipment	$8,529
Franchise rights	21,176
Goodwill	648
Other assets	75
Net cash paid for acquisition	$30,428
Plant, property and equipment acquired in this acquisition will be depreciated over its remaining useful life, or 5-30 years, for any leasehold improvements. Furniture and equipment will be depreciated over its remaining useful life, or 3-10 years. Franchise rights acquired within this acquisition will generally be amortized over the initial contractual term plus one renewal term, or a weighted average life of 24 years.

(3)	Reflects the advance from the Company’s $110.0 million revolving credit facility used to purchase the Salt Lake City Acquisition Units.

(4)	Reflects an adjustment to sales and expenses for the Kansas City Acquisition Units for the period between June 30, 2013 and the acquisition date of July 22, 2013.

(5)	Reflects royalty expense not reflected in Wendy’s historical financial statements.

(6)	Reflects rents to be paid for leases and subleases with WOFHNY not reflected in Wendy’s historical financial statements.

(7)
Reflects the net change in depreciation and amortization expense to account for the fair value assigned to tangible and intangible assets acquired by NPC, and related depreciable and amortizable asset lives assigned by NPC.

(8)	Reflects reclassification of certain items to be consistent with NPC's historical financial statement classification.

(9)
Reflects interest expense related to the issuance of $7.0 million of debt from the Company’s $110.0 million revolving credit facility. Interest expense was estimated using a three-month LIBOR rate of 0.17%, effective December 9, 2013, plus a spread of 3.0%, based on the terms of the Company’s $110.0 million revolving credit facility.

(10)	Reflects the tax effect resulting from the Acquisition Units based on the statutory tax rate in effect during the period of 40%.